Exhibit 99.1

VENTAS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the Year Ended December 31, 2011

On May 12, 2011, Ventas, Inc. (“Ventas” or the “Company”) acquired substantially all of the real estate assets and working capital of privately-owned Atria Senior Living Group, Inc. (“Atria”) (including assets owned by Atria’s affiliate, One Lantern Senior Living Inc (“One Lantern”)).  The Company funded a portion of the purchase price through the issuance of 24.96 million shares of Ventas common stock (which shares had a total value of $1.38 billion based on the May 12, 2011 closing price of Ventas common stock of $55.33 per share). As a result of the transaction, Ventas added to its senior living operating portfolio 117 private pay seniors housing communities and one development land parcel.

On July 1, 2011, Ventas acquired Nationwide Health Properties, Inc. (“NHP”) in a stock-for-stock transaction.  Pursuant to the terms and subject to the conditions set forth in the agreement and plan of merger dated as of February 27, 2011, at the effective time of the merger, each outstanding share of NHP common stock (other than shares owned by Ventas or any of its subsidiaries or any wholly owned subsidiary of NHP) was converted into the right to receive 0.7866 shares of Ventas common stock, with cash paid in lieu of fractional shares.  The Company issued 99.8 million shares of Ventas common stock (which shares had a total value of $5.37 billion based on the July 1, 2011 closing price of Ventas common stock of $53.74 per share). In connection with the acquisition, Ventas paid $105 million at closing to repay amounts then outstanding and terminated the commitments under NHP’s revolving credit facility. The NHP acquisition added 643 seniors housing and healthcare properties to the Company’s portfolio (including properties that are owned through joint ventures).

The following unaudited pro forma condensed consolidated financial information sets forth:

•                  Ventas’s historical consolidated statement of income for the year ended December 31, 2011 (which includes actual results for the acquired Atria and One Lantern assets for the period from May 12, 2011 through December 31, 2011 and actual results for the acquired NHP assets for the period from July 1, 2011 through December 31, 2011), derived from the Company’s audited consolidated financial statements;

•                  Pro forma adjustments to give effect to Ventas’s 2011 acquisitions and other investments (excluding the Atria, One Lantern and NHP acquisitions), receipt of mortgage loans receivable payments, dispositions, significant debt activity and February 2011 equity issuance on Ventas’s consolidated statement of income for the year ended December 31, 2011, as if these transactions occurred on January 1, 2011;

•                  The historical consolidated statements of operations of Atria and One Lantern for the three months ended March 31, 2011, derived from Atria’s and One Lantern’s unaudited condensed consolidated financial statements, respectively;

•                  Pro forma adjustments to give effect to Ventas’s acquisition of Atria and One Lantern on Ventas’s consolidated statement of income for the year ended December 31, 2011, as if the transaction occurred on January 1, 2011;

•                  The historical consolidated statement of income of NHP for the six months ended June 30, 2011, derived from NHP’s unaudited condensed consolidated financial statements;

•                  Pro forma adjustments to give effect to NHP’s 2011 acquisitions and other investments, dispositions, significant debt activity and equity issuances on NHP’s consolidated statement of income for the six months ended June 30, 2011, as if these transactions occurred on January 1, 2011; and

•                  Pro forma adjustments to give effect to Ventas’s acquisition of NHP on Ventas’s consolidated statement of income for the year ended December 31, 2011, as if the transaction occurred on January 1, 2011.

Certain assets and liabilities of Atria and One Lantern included in the historical consolidated financial information (consisting primarily of certain working capital, property leases, insurance items and property management services) were not acquired by Ventas and have been so reflected in the pro forma adjustments.  Also, certain intercompany activity between Atria, One Lantern and NHP has been eliminated in the pro forma adjustments.

This unaudited pro forma condensed consolidated financial information has been prepared for informational purposes only and is based on assumptions and estimates considered appropriate by Ventas’s management; however, it is not necessarily indicative of what Ventas’s actual consolidated results of operations would have been had the transactions been consummated as of the dates indicated, nor does it purport to represent Ventas’s future consolidated results of operations. This unaudited pro forma condensed consolidated financial information does not include the impact of any synergies or the full extent of lower borrowing costs that may be achieved as a result of the acquisitions or any strategies that management may consider in order to continue to efficiently manage Ventas’s operations.  This pro forma condensed consolidated financial information should be read in conjunction with:

•                  Ventas’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2011, included in the Company’s Annual Report on Form 10-K for the year then ended, filed with the Securities and Exchange Commission (“SEC”) on February 22, 2012;

•                  Atria’s and One Lantern’s unaudited condensed consolidated financial statements and the related notes thereto as of and for the three months ended March 31, 2011, included in the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2011; and

•                  NHP’s unaudited condensed consolidated financial statements and the related notes thereto as of and for the six months ended June 30, 2011, included in the Company’s Current Report on Form 8-K, filed with the SEC on November 25, 2011.

The Company is accounting for the Atria, One Lantern and NHP acquisitions under the acquisition method of accounting.  The total purchase prices have been allocated to the assets acquired and liabilities assumed based upon their respective fair values.  The allocation of the purchase prices reflected in the unaudited pro forma condensed consolidated statement of income is subject to further adjustment. Amounts initially allocated to identifiable tangible and intangible assets and liabilities could change from those used in the unaudited pro forma condensed consolidated statement of income and could result in a change in depreciation and amortization of tangible and intangible assets and liabilities.

VENTAS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the year ended December 31, 2011

(In thousands, except per share amounts)

	Ventas Historical	Ventas 2011 Transactions Adjustments (A)	Pro Forma for Ventas 2011 Transactions	Atria Historical (B)	One Lantern Historical (C)	Atria and One Lantern Acquisition Adjustments (D)		NHP Historical (E)	NHP 2011 Transactions Adjustments (A)	Pro Forma for NHP 2011 Transactions	NHP Acquisition Adjustments (F)		Total Pro Forma
Revenues:
Rental income:
Triple-net leased	$652,577	$5,749	$658,326	$—	$—	$—		$170,548	$3,704	$174,252	$2,058	(O)	$834,636
Medical office buildings	167,003	20,049	187,052	—	—	—		58,620	14	58,634	(1,275	)(P)	244,411
	819,580	25,798	845,378	—	—	—		229,168	3,718	232,886	783		1,079,047
Resident fees and services	873,308	7,334	880,642	121,703	43,147	62,902	(G)	—	—	—	—		1,108,394
Medical office building and other services revenue	36,471	—	36,471	—	—	—		2,321	—	2,321	—		38,792
Income from loans and investments	34,415	(17,701)	16,714	—	—	—		19,621	(123)	19,498	(8	)(Q)	36,204
Interest and other income	1,217	6	1,223	19,681	207	(19,805	)(H)	1,786	(8)	1,778	—		3,084
Total revenues	1,764,991	15,437	1,780,428	141,384	43,354	43,097		252,896	3,587	256,483	775		2,265,521

Expenses:
Interest	236,807	798	237,605	17,774	12,065	(5,045	)(I)	51,456	(4,448)	47,008	(29,228	)(R)	280,179
Depreciation and amortization	456,590	17,317	473,907	13,497	6,004	38,015	(J)	80,187	1,704	81,891	42,973	(S)	656,287
Property-level operating expenses:
Senior living	593,977	6,377	600,354	101,668	28,729	37,194	(K)	—	—	—	—		767,945
Medical office buildings	57,584	4,064	61,648	—	—	—		19,739	8	19,747	—		81,395
	651,561	10,441	662,002	101,668	28,729	37,194		19,739	8	19,747	—		849,340
Medical office building services costs	27,082	—	27,082	—	—	—		—	—	—	—		27,082
General, administrative and professional fees	74,537	—	74,537	11,788	179	(12,015	)(H)	14,209	—	14,209	—		88,698
Loss on extinguishment of debt	27,604	—	27,604	—	—	—		—	—	—	—		27,604
Litigation proceeds, net	(202,259)	—	(202,259)	—	—	—		—	—	—	—		(202,259)
Merger related expenses and deal costs	153,923	—	153,923	—	—	—		21,108	—	21,108	—		175,031
Other	8,653	—	8,653	1,487	2,519	750	(H)	—	—	—	—		13,409
Total expenses	1,434,498	28,556	1,463,054	146,214	49,496	58,899		186,699	(2,736)	183,963	13,745		1,915,371
Income (loss) before (loss) income from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	330,493	(13,119)	317,374	(4,830)	(6,142)	(15,802)		66,197	6,323	72,520	(12,970)		350,150
(Loss) income from unconsolidated entities	(52)	—	(52)	—	77	(77	)(L)	373	—	373	(381	)(T)	(60)
Income tax benefit	31,137	—	31,137	667	—	14,350	(M)	—	—	—	—		46,154
Income (loss) from continuing operations	361,578	(13,119)	348,459	(4,163)	(6,065)	(1,529)		66,570	6,323	72,893	(13,351)		396,244
Net loss attributable to noncontrolling interest	(1,232)	—	(1,232)	—	(543)	543	(L)	(859)	—	(859)	(2,299	)(T)	(4,390)
Income (loss) from continuing operations attributable to common stockholders	$362,810	$(13,119)	$349,691	$(4,163)	$(5,522)	$(2,072)		$67,429	$6,323	$73,752	$(11,052)		$400,634

Income from continuing operations attributable to common stockholders per common share:
Basic	$1.59	n/a	$1.53	n/a	n/a	n/a		$0.53	n/a	$0.58	n/a		$1.39
Diluted	$1.57	n/a	$1.51	n/a	n/a	n/a		$0.51	n/a	$0.57	n/a		$1.38

Shares used in computing earnings per common share:
Basic	228,453	822	229,275	n/a	n/a	9,407	(N)	126,567	n/a	126,567	49,514	(U)	288,196
Diluted	230,790	822	231,612	n/a	n/a	9,407	(N)	129,077	n/a	129,077	49,514	(U)	290,533

See accompanying notes to unaudited pro forma condensed financial statements.

VENTAS, INC.

NOTES AND MANAGEMENT’S ASSUMPTIONS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

NOTE 1 — BASIS OF PRO FORMA PRESENTATION

Ventas, Inc. (“Ventas” or the “Company”) is a real estate investment trust (“REIT”) with a geographically diverse portfolio of seniors housing and healthcare properties in the United States and Canada.  The historical consolidated financial statements of Ventas include the accounts of the Company and its wholly owned subsidiaries and joint venture entities over which it exercises control.

On May 12, 2011, Ventas acquired substantially all of the real estate assets and working capital of privately-owned Atria Senior Living Group, Inc. (“Atria”) (including assets owned by Atria’s affiliate, One Lantern Senior Living Inc (“One Lantern”)).  The Company funded a portion of the purchase price through the issuance of 24.96 million shares of Ventas common stock (which shares had a total value of $1.38 billion based on the May 12, 2011 closing price of Ventas common stock of $55.33 per share). As a result of the transaction, Ventas added to its senior living operating portfolio 117 private pay seniors housing communities and one development land parcel.

On July 1, 2011, Ventas acquired Nationwide Health Properties, Inc. (“NHP”) in a stock-for-stock transaction.  Pursuant to the terms and subject to the conditions set forth in the agreement and plan of merger dated as of February 27, 2011, at the effective time of the merger, each outstanding share of NHP common stock (other than shares owned by Ventas or any of its subsidiaries or any wholly owned subsidiary of NHP) was converted into the right to receive 0.7866 shares of Ventas common stock, with cash paid in lieu of fractional shares.  The Company issued 99.8 million shares of Ventas common stock (which shares had a total value of $5.37 billion based on the July 1, 2011 closing price of Ventas common stock of $53.74 per share). In connection with the acquisition, Ventas paid $105 million at closing to repay amounts then outstanding and terminated the commitments under NHP’s revolving credit facility. The NHP acquisition added 643 seniors housing and healthcare properties to the Company’s portfolio (including properties that are owned through joint ventures).

NOTE 2 — VENTAS AND NHP 2011 TRANSACTIONS ADJUSTMENTS

(A)      Adjustments reflect the effect on Ventas’s and NHP’s historical consolidated statements of income as if Ventas and NHP had consummated their significant 2011 transactions on January 1, 2011.  With respect to Ventas, these adjustments primarily relate to: recording of income statement activity specific to its 2011 acquisitions of medical office buildings and seniors housing communities that were not part of the Atria, One Lantern and NHP transactions; decreasing interest income due to mortgage loans receivable that were fully repaid to Ventas in 2011; increasing interest expense due to a new $500 million unsecured term loan facility and the issuance of $700 million aggregate principal amount of 4.750% senior notes due 2021; and decreasing interest expense due to the redemption of $200 million aggregate principal amount of 6½% senior notes due 2016, the repayment of $339 million aggregate principal amount of 6.50% senior notes due 2011 of NHP, the repayment of $230 million aggregate principal amount of 3 7/8% convertible senior notes due 2011 and the Company’s new unsecured revolving credit facility.  With respect to NHP, these adjustments primarily relate to: recording of income statement activity specific to its 2011 acquisitions of medical office buildings and seniors housing communities, and increasing income from loans and other investments for the funding or acquisition of new mortgage loans.

NOTE 3 — ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

(B)        Reflects historical results of operations of Atria for the three months ended March 31, 2011.  Certain amounts have been reclassified to conform to Ventas’s presentation.

(C)        Reflects historical results of operations of One Lantern for the three months ended March 31, 2011.  Certain amounts have been reclassified to conform to Ventas’s presentation.

(D)       Represents adjustments to record the acquisition of Atria and One Lantern by Ventas.  The calculation of the allocated purchase price is as follows (in millions, except per share amounts):

Equity issued (24.96 million shares at $55.33 per share) (1)	$1,376
Cash paid (primarily funded with borrowings under Ventas’s unsecured revolving credit facilities)	264
Assumption of net debt, including capital lease obligations	1,629
Purchase price	$3,269

(1)          Equity issued based on the May 12, 2011 closing price of Ventas common stock consistent with the requirements of Accounting Standards Codification (“ASC”) 805, Business Combinations.

(E)         Reflects historical results of operations of NHP for the six months ended June 30, 2011.  Certain amounts have been reclassified to conform to Ventas’s presentation.

(F)         Represents adjustments to record the acquisition of NHP by Ventas.  Additionally, certain intercompany activity between Atria, One Lantern and NHP has been eliminated. The calculation of the allocated purchase price is as follows (in millions, except per share amounts):

Equity issued (99.8 million shares at $53.74 per share) (1)	$5,366
Cash paid (primarily funded with borrowings under Ventas’s unsecured revolving credit facilities)	105
Assumption of debt (2)	1,966
Purchase price	$7,437

(1)          Equity issued based on the July 1, 2011 closing price of Ventas common stock consistent with the requirements of ASC 805, Business Combinations.

(2)          Includes NHP’s portion of debt related to its investments in unconsolidated entities.

(G)        Reflects the net amortization of above and below market lease intangibles recorded by Ventas as a result of the Atria and One Lantern acquisition and adjustments to eliminate historical revenues of Atria and One Lantern attributable to assets that Ventas did not acquire as part of the acquisition.  Additionally, reflects adjustments to record revenues for the period from April 1, 2011 through May 11, 2011.

(H)       Reflects adjustments to eliminate historical revenues and expenses of Atria and One Lantern attributable to assets or liabilities that Ventas did not acquire or assume as part of the acquisition.  Additionally, reflects adjustments to record revenues and expenses for the period from April 1, 2011 through May 11, 2011.

(I)            Represents the following adjustments (in millions):

For the Year Ended December 31, 2011
Elimination of historical interest expense on debt not assumed as part of the acquisition	$(1)
Fair market value of debt adjustment allocated for the acquisition	(4)
Elimination of historical interest related to Atria and/or One Lantern deferred financing fees	(1)
Elimination of Atria’s and/or One Lantern’s historical interest expense on debt repaid at closing	(4)
Additional interest expense on borrowings under Ventas’s unsecured revolving credit facilities	5
Ventas debt repaid with proceeds from its February 2011 equity issuance	(3)
Pro forma adjustment for the period from April 1, 2011 through May 11, 2011	3
Pro forma adjustment to interest	$(5)

(J)           Based on the purchase price allocation, Ventas allocated $342 million to land and improvements and $2.8 billion to buildings and improvements. Depreciation expense is calculated on a straight-line basis based on Ventas’s purchase price allocation and using a 35-year life for buildings and permanent structural improvements, a five-year life for furniture and equipment and a ten-year life for land improvements. Additionally, Ventas’s purchase price allocation includes $102 million of acquired in-place lease intangibles, which will be amortized over the average remaining life of these leases (approximately eighteen months).  Further, the adjustment reflects the elimination of historical depreciation expense related to assets that Ventas did not acquire as part of the acquisition and the recording of depreciation and amortization for the period from April 1, 2011 through May 11, 2011.

(K)       Reflects adjustments to eliminate historical expenses of Atria and One Lantern attributable to assets or liabilities that Ventas did not acquire or assume as part of the acquisition, offset by the management fee Ventas paid to Atria in 2011 for management services related to the acquired communities.  Further, the adjustment reflects the recording of historical expenses for the period from April 1, 2011 through May 11, 2011.

(L)         Reflects adjustments to eliminate historical income from unconsolidated entities and loss attributable to noncontrolling interest of One Lantern attributable to net assets that Ventas did not acquire as part of the acquisition.

(M)    Reflects adjustments to eliminate the historical tax benefit of Atria, offset by the estimated tax benefit Ventas expects to recognize due to the acquisition.

(N)       Reflects the issuance of 24.96 million shares of Ventas common stock upon consummation of the Atria and One Lantern acquisition and Ventas’s February 2011 issuance of 5.6 million shares of common stock.

(O)       Reflects the net amortization of above and below market lease intangibles recorded by Ventas as a result of the NHP acquisition and the elimination of certain intercompany activity between Atria, One Lantern and NHP.

(P)         Reflects the net amortization of above and below market lease intangibles recorded by Ventas as a result of the NHP acquisition and the elimination of NHP’s historical amortization related to above and below market lease intangibles.

(Q)       Reflects adjustments to eliminate revenues of NHP attributable to assets that Ventas did not acquire as part of the acquisition and the elimination of certain intercompany activity between Atria, One Lantern and NHP.

(R)        Represents the following adjustments (in millions):

For the Year Ended December 31, 2011
Fair market value of debt adjustment allocated for the acquisition	$(14)
Elimination of historical interest expense related to NHP deferred financing fees	(1)
Elimination of interest expense from a promissory note between Atria and NHP	(1)
Elimination of Atria and One Lantern capital lease obligation interest	(4)
Additional interest on fair value of ground lease obligations	1
Additional interest on borrowings under Ventas’s unsecured revolving credit facilities	2
Elimination of historical interest expense related to NHP’s revolving credit facility	(1)
Elimination of historical interest expense related to NHP’s 6.50% senior notes due 2011	(11)
Pro forma adjustment to interest	$(29)

(S)         Based on the initial purchase price allocation, Ventas allocated $704 million to land and improvements and $6.2 billion to buildings and improvements. Depreciation expense is calculated on a straight-line basis based on Ventas’s purchase price allocation and using an average 35-year life for buildings and permanent structural improvements, a five-year life for furniture and equipment, an average ten-year life for land improvements and an average six-year life for tenant improvements. Additionally, Ventas’s purchase price allocation includes $178 million of in-place acquired lease intangibles, which will be amortized over the average remaining life of these leases (approximately ten years).  Further, the adjustment reflects the elimination of certain intercompany activity between Atria, One Lantern and NHP.

(T)        Reflects the adjustment to NHP’s historical income related to certain joint ventures as a result of the preliminary estimated fair value for the assets and liabilities acquired that will be depreciated and amortized over the estimated remaining useful life.

(U)       Adjustment required to account for the issuance of 99.8 million shares of Ventas common stock to consummate the acquisition.

NOTE 5 — FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

Ventas’s historical and pro forma funds from operations (“FFO”) and normalized FFO for the year ended December 31, 2011 are summarized as follows (in thousands):

VENTAS, INC.

UNAUDITED PRO FORMA FFO AND NORMALIZED FFO

For the year ended December 31, 2011

(In thousands, except per share amounts)

	Ventas Historical	Ventas 2011 Transactions Adjustments (A)	Pro Forma for Ventas 2011 Transactions	Atria Historical (B)	One Lantern Historical (C)	Atria and One Lantern Acquisition Adjustments (D)	NHP Historical (E)	NHP 2011 Transactions Adjustments (A)	Pro Forma for NHP 2011 Transactions	NHP Acquisition Adjustments (F)	Total Pro Forma

Income (loss) from continuing operations attributable to common stockholders	$362,810	$(13,119)	$349,691	$(4,163)	$(5,522)	$(2,072)	$67,429	$6,323	$73,752	$(11,052)	$400,634
Discontinued operations	1,683	—	1,683	—	—	—	12,738	—	12,738	(12,738)	1,683
Net income (loss) attributable to common stockholders	364,493	(13,119)	351,374	(4,163)	(5,522)	(2,072)	80,167	6,323	86,490	(23,790)	402,317
Adjustments:
Real estate depreciation and amortization	454,163	17,317	471,480	13,497	6,004	38,015	80,052	1,704	81,756	42,973	653,725
Real estate depreciation and amortization related to noncontrolling interest	(3,471)	—	(3,471)	—	—	—	(632)	—	(632)	(2,299)	(6,402)
Real estate depreciation and amortization related to unconsolidated entities	6,552	—	6,552	—	—	—	2,475	—	2,475	381	9,408
Discontinued operations:
Gain on sale of real estate assets	—	—	—	—	—	—	(12,866)	—	(12,866)	12,866	—
Depreciation on real estate assets	3,114	—	3,114	—	—	—	—	—	—	—	3,114
FFO	824,851	4,198	829,049	9,334	482	35,943	149,196	8,027	157,223	30,131	1,062,162
Adjustments:
Income tax benefit	(31,137)	—	(31,137)	(667)	—	(14,350)	—	—	—	—	(46,154)
Loss on extinguishment of debt	27,604	—	27,604	—	—	—	—	—	—	—	27,604
Litigation proceeds, net	(202,259)	—	(202,259)	—	—	—	—	—	—	—	(202,259)
Merger-related expenses and deal costs	153,923	—	153,923	—	—	—	21,108	—	21,108	—	175,031
Change in fair value of financial instruments	2,959	—	2,959	—	2,040	—	—	—	—	—	4,999
Settlement of delinquent tenant obligations, net	—	—	—	—	—	—	(668)	—	(668)	—	(668)
Amortization of other intangibles	1,022	—	1,022	—	—	—	—	—	—	—	1,022
Normalized FFO	$776,963	$4,198	$781,161	$8,667	$2,522	$21,593	$169,636	$8,027	$177,663	$30,131	$1,021,737

Ventas’s historical and pro forma FFO and normalized FFO per diluted share outstanding for the year ended December 31, 2011 follows (in thousands, except per share amounts)(1):

	Ventas Historical	Total Pro Forma

Income from continuing operations attributable to common stockholders	$1.57	$1.38
Discontinued operations	0.01	0.01
Net income attributable to common stockholders	1.58	1.38
Adjustments:
Real estate depreciation and amortization	1.97	2.25
Real estate depreciation related to noncontrolling interest	(0.02)	(0.02)
Real estate depreciation and amortization related to unconsolidated entities	0.03	0.03
Discontinued operations:
Gain on sale of real estate assets	—	—
Depreciation on real estate assets	0.01	0.01
FFO	3.57	3.66
Adjustments:
Income tax benefit	(0.13)	(0.16)
Loss on extinguishment of debt	0.12	0.10
Litigation proceeds, net	(0.88)	(0.70)
Merger-related expenses and deal costs	0.67	0.60
Change in fair value of financial instruments	0.01	0.02
Settlement of delinquent tenant obligations, net	—	—
Amortization of other intangibles	—	—
Normalized FFO	$3.37	$3.52

Diluted shares outstanding used in computing FFO and normalized FFO per common share	230,790	290,533

(1) Per share amounts may not add due to rounding.

Pro forma FFO and normalized FFO are presented for information purposes only, and were based on available information and assumptions that the Company’s management believes to be reasonable; however, they are not necessarily indicative of what Ventas’s actual FFO or normalized FFO would have been had the transactions occurred as of the dates indicated.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values, instead, have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.  To overcome this problem, Ventas considers FFO and normalized FFO appropriate measures of operating performance of an equity REIT.  Moreover, Ventas believes that normalized FFO provides useful information because it allows investors, analysts and the Company’s management to compare Ventas’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events such as transactions and litigation.  Ventas uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO.  NAREIT defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate property and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.  Ventas defines “normalized FFO” as FFO excluding the following income and expense items (which may be recurring in nature): (a) gains and losses on the sales of real property assets; (b) merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to the Company’s lawsuit against HCP, Inc.; (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (d) the non-cash effect of income tax benefits or expenses; (e) the impact of future unannounced acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions; (f) the financial impact of contingent consideration; (g) charitable donations made to the Ventas Charitable Foundation; and (h) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments.

FFO and normalized FFO presented herein are not necessarily identical to FFO and normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same definitions.  FFO and normalized FFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of Ventas’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of Ventas’s liquidity, nor are FFO and normalized FFO necessarily indicative of sufficient cash flow to fund all of Ventas’s needs.  Ventas believes that in order to facilitate a clear understanding of Ventas’s consolidated historical operating results, FFO and normalized FFO should be examined in conjunction with net income as presented in the unaudited pro forma condensed consolidated statement of income included herein.